Exhibit 99.1

Datadog Announces Fourth Quarter and Fiscal Year 2023 Financial Results

February 13, 2024

Fourth quarter revenue grew 26% year-over-year to $590 million
Strong growth of larger customers, with 396 $1 million+ ARR customers, up from 317 a year ago

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.
"We are pleased with our strong execution in fiscal year 2023, with 27% year-over-year revenue growth, $660 million in operating cash flow, and $598 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog. "During 2023, we delivered over 400 new features and capabilities to help our customers deliver on their cloud migration and digital transformation plans."
Pomel added, “Looking forward to 2024, we are excited about our plans to deliver more innovation and help our customers with their needs in modern Observability, Cloud Security, Software Delivery, and Cloud Service Management."

Fourth Quarter 2023 Financial Highlights:
•Revenue was $589.6 million, an increase of 26% year-over-year.
•GAAP operating income was $27.7 million; GAAP operating margin was 5%.
•Non-GAAP operating income was $166.7 million; non-GAAP operating margin was 28%.
•GAAP net income per diluted share was $0.15; non-GAAP net income per diluted share was $0.44. Non-GAAP net income per diluted share is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. 1
•Operating cash flow was $220.2 million, with free cash flow of $201.3 million.
1 The impact of this change was a reduction in non-GAAP net income per diluted share of $0.11 and $0.32 per diluted share, for the fourth quarter and fiscal year ended December 31, 2023, respectively. Our non-GAAP net income per diluted share guidance for the fourth quarter 2023 and full year 2023 issued on November 7, 2023 did not reflect an adjustment for an assumed provision for income taxes.

•Cash, cash equivalents, restricted cash, and marketable securities were $2.6 billion as of December 31, 2023.
Fiscal Year 2023 Financial Highlights:
•Revenue was $2.13 billion, an increase of 27% year-over-year.
•GAAP operating loss was $(33.5) million; GAAP operating margin was (2)%.
•Non-GAAP operating income was $490.2 million; non-GAAP operating margin was 23%.
•GAAP net income per diluted share was $0.14; non-GAAP net income per diluted share was $1.32. Non-GAAP net income per diluted share is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%.1
•Operating cash flow was $660.0 million, with free cash flow of $597.5 million.
Fourth Quarter & Recent Business Highlights:
•As of December 31, 2023, we had 396 customers with ARR of $1 million or more, an increase of 25% from 317 as of December 31, 2022. As of December 31, 2023, we had about 3,190 customers with ARR of $100,000 or more, an increase of 15% from 2,780 as of December 31, 2022.
•Announced that Sara Varni is joining as Chief Marketing Officer. Varni brings more than 15 years of marketing experience centered around enterprise software products, including leadership positions at Attentive, Twilio and Salesforce.
•Added identity, vulnerability and app-level findings to Security Inbox. This provides engineers with one actionable view to improve security posture, without any additional overhead or friction. With these new features, Datadog shifts cloud security earlier in the software development lifecycle and empowers developers and security teams to address issues proactively.
•Expanded security and observability support for AWS serverless applications built on AWS Lambda and Step Functions services. The functionality announced at AWS re:Invent helps AWS Lambda and Step Functions users detect security threats, get a high-level overview of how their state machine is performing at a single point in time and monitor services instrumented with OpenTelemetry.
•Released our The State of Cloud Security 2023 report. Datadog analyzed security posture data from thousands of organizations using AWS, Azure or Google Cloud for the report, focusing particularly on understanding how organizations approach and mitigate common risks that frequently lead to documented public cloud security incidents.
•Announced an expanded strategic partnership with Google Cloud, which enables Google Cloud customers to proactively observe and secure their cloud-native and hybrid applications within Datadog's unified platform. As part of the expanded partnership and integrations, Datadog is one of the first AI/ML observability solution partners for Vertex AI, allowing AI Ops teams and developers to monitor, analyze and optimize the performance of their machine learning models in production.

First Quarter and Fiscal Year 2024 Outlook:
Based on information as of today, February 13, 2024, Datadog is providing the following guidance:
•First Quarter 2024 Outlook:
◦Revenue between $587 million and $591 million.
◦Non-GAAP operating income between $128 million and $132 million.
◦Non-GAAP net income per share between $0.33 and $0.35, assuming approximately 357 million weighted average diluted shares outstanding.
•Fiscal Year 2024 Outlook:
◦Revenue between $2.555 billion and $2.575 billion.
◦Non-GAAP operating income between $535 million and $555 million.
◦Non-GAAP net income per share between $1.38 and $1.44, assuming approximately 361 million weighted average diluted shares outstanding.
The outlook for non-GAAP net income per diluted share is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Our presentation of non-GAAP net income, including non-GAAP net income guidance, in future periods will reflect an adjustment for an assumed provision for income taxes, as appropriate.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the fourth quarter and fiscal year 2023 and outlook for the first quarter and the fiscal year 2024
•When: February 13, 2024 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)

•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
We announced an Investor Day on Thursday, February 15 in New York City starting at 1:00 p.m. ET.

Event Details:
•What: Datadog 2024 Investor Day
•When: February 15, 2024 at 1:00 P.M. to 5:00 P.M. Eastern Time
•In-person attendance: Please contact our team at IR@datadoghq.com for more information.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the event will be archived on the investor relations website

About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the first quarter and fiscal year 2024 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause

Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 7, 2023. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.

Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$589,649	469,399	$2,128,359	$1,675,100
Cost of revenue (1)(2)(3)	104,829	96,757	409,908	346,743
Gross profit	484,820	372,642	1,718,451	1,328,357
Operating expenses:
Research and development (1)(3)	253,250	218,656	962,447	752,351
Sales and marketing (1)(2)(3)	159,980	149,359	609,276	495,288
General and administrative (1)(3)	43,848	39,255	180,192	139,413
Total operating expenses	457,078	407,270	1,751,915	1,387,052
Operating income (loss)	27,742	(34,628)	(33,464)	(58,695)
Other income:
Interest expense (4)	(1,292)	(3,019)	(6,302)	(16,535)
Interest income and other income, net	30,817	11,793	100,001	37,160
Other income, net	29,525	8,774	93,699	20,625
Income (loss) before provision for income taxes	57,267	(25,854)	60,235	(38,070)
Provision for income taxes	3,274	3,180	11,667	12,090
Net income (loss)	$53,993	(29,034)	$48,568	$(50,160)
Net income (loss) per share - basic	$0.16	$(0.09)	$0.15	$(0.16)
Net income (loss) per share - diluted	$0.15	$(0.09)	$0.14	$(0.16)
Weighted average shares used in calculating net income (loss) per share:
Basic	328,895	317,348	324,033	315,410
Diluted	352,907	317,348	350,292	315,410

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,126	$3,654	$17,578	$10,827
Research and development	83,489	73,794	313,096	237,120
Sales and marketing	26,880	23,405	101,937	76,735
General and administrative	12,626	11,656	49,689	38,472
Total	$128,121	$112,509	$482,300	$363,154

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,987	$1,955	$8,041	$6,750
Sales and marketing	208	208	825	825
Total	$2,195	$2,163	$8,866	$7,575

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$88	$47	$364	$266
Research and development	6,236	2,459	21,449	10,384
Sales and marketing	909	432	5,917	2,766
General and administrative	1,361	111	4,811	830
Total	$8,594	$3,049	$32,541	$14,246

(4) Includes amortization of issuance costs as follows:
Interest expense	$849	$844	$3,388	$3,369
Total	$849	$844	$3,388	$3,369

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$330,339	$338,985
Marketable securities	2,252,559	1,545,341
Accounts receivable, net of allowance for credit losses of $12,096 and $5,626 as of December 31, 2023 and 2022, respectively	509,279	399,551
Deferred contract costs, current	44,938	33,054
Prepaid expenses and other current assets	41,022	27,303
Total current assets	3,178,137	2,344,234
Property and equipment, net	171,872	125,346
Operating lease assets	126,562	87,629
Goodwill	352,694	348,277
Intangible assets, net	9,617	16,365
Deferred contract costs, non-current	73,728	55,338
Restricted cash	—	3,303
Other assets	23,462	24,360
TOTAL ASSETS	$3,936,072	$3,004,852
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$87,712	$23,474
Accrued expenses and other current liabilities	127,631	171,158
Operating lease liabilities, current	21,974	22,092
Deferred revenue, current	765,735	543,024
Total current liabilities	1,003,052	759,748
Operating lease liabilities, non-current	138,128	76,582
Convertible senior notes, net	742,235	738,847
Deferred revenue, non-current	21,210	12,944
Other liabilities	6,093	6,226
Total liabilities	1,910,718	1,594,347
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,181,267	1,625,190
Accumulated other comprehensive loss	(2,218)	(12,422)
Accumulated deficit	(153,698)	(202,266)
Total stockholders’ equity	2,025,354	1,410,505
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,936,072	$3,004,852

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$53,993	$(29,034)	$48,568	$(50,160)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,031	9,804	44,465	34,629
(Accretion) amortization of (discounts) premiums on marketable securities	(15,365)	(2,491)	(41,621)	4,726
Amortization of issuance costs	849	844	3,388	3,369
Amortization of deferred contract costs	10,984	8,062	39,207	28,003
Stock-based compensation, net of amounts capitalized	128,121	112,509	482,300	363,154
Non-cash lease expense	7,050	6,180	26,382	21,416
Allowance for credit losses on accounts receivable	2,836	1,286	11,933	5,215
Loss on disposal of property and equipment	287	510	706	1,662
Changes in operating assets and liabilities:
Accounts receivable, net	(111,467)	(51,963)	(121,661)	(135,701)
Deferred contract costs	(26,869)	(16,427)	(69,481)	(51,098)
Prepaid expenses and other current assets	(3,194)	4,715	(13,508)	(6,565)
Other assets	(225)	(3,259)	1,018	(5,179)
Accounts payable	505	(3,769)	57,773	(1,286)
Accrued expenses and other liabilities	27,753	10,228	(40,489)	37,578
Deferred revenue	132,937	67,246	230,974	168,644
Net cash provided by operating activities	220,226	114,441	659,954	418,407
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(546,156)	(345,985)	(2,558,013)	(1,413,717)
Maturities of marketable securities	396,582	280,531	1,864,557	1,137,724
Proceeds from sale of marketable securities	602	—	36,995	2,090
Purchases of property and equipment	(10,395)	(10,054)	(27,586)	(35,261)
Capitalized software development costs	(8,541)	(8,036)	(34,820)	(29,628)
Cash paid for acquisition of businesses; net of cash acquired	(6,129)	(5,576)	(12,498)	(45,878)
Net cash used in investing activities	(174,037)	(89,120)	(731,365)	(384,670)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,505	1,734	20,909	10,001
Proceeds for issuance of common stock under the employee stock purchase plan	17,384	12,468	37,370	26,025
Repayments of convertible senior notes	—	—	—	(3)
Net cash provided by financing activities	20,889	14,202	58,279	36,023

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,952	4,931	1,183	(1,935)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	69,030	44,454	(11,949)	67,825
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	261,309	297,834	342,288	274,463
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$330,339	$342,288	$330,339	$342,288

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$330,339	$338,985	$330,339	$338,985
Restricted cash	—	3,303	—	3,303
Total cash, cash equivalents and restricted cash	$330,339	$342,288	$330,339	$342,288

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$484,820	$372,642	$1,718,451	$1,328,357
Plus: Stock-based compensation expense	5,126	3,654	17,578	10,827
Plus: Amortization of acquired intangibles	1,987	1,955	8,041	6,750
Plus: Employer payroll taxes on employee stock transactions	88	47	364	266
Non-GAAP gross profit	$492,021	$378,298	$1,744,434	$1,346,200
GAAP gross margin	82%	79%	81%	79%
Non-GAAP gross margin	83%	81%	82%	80%

Reconciliation of operating expenses
GAAP research and development	$253,250	$218,656	$962,447	$752,351
Less: Stock-based compensation expense	(83,489)	(73,794)	(313,096)	(237,120)
Less: Employer payroll taxes on employee stock transactions	(6,236)	(2,459)	(21,449)	(10,384)
Non-GAAP research and development	$163,525	$142,403	$627,902	$504,847

GAAP sales and marketing	$159,980	$149,359	$609,276	$495,288
Less: Stock-based compensation expense	(26,880)	(23,405)	(101,937)	(76,735)
Less: Amortization of acquired intangibles	(208)	(208)	(825)	(825)
Less: Employer payroll taxes on employee stock transactions	(909)	(432)	(5,917)	(2,766)
Non-GAAP sales and marketing	$131,983	$125,314	$500,597	$414,962

GAAP general and administrative	$43,848	$39,255	$180,192	$139,413
Less: Stock-based compensation expense	(12,626)	(11,656)	(49,689)	(38,472)
Less: Employer payroll taxes on employee stock transactions	(1,361)	(111)	(4,811)	(830)
Non-GAAP general and administrative	$29,861	$27,488	$125,692	$100,111

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$27,742	$(34,628)	$(33,464)	$(58,695)
Plus: Stock-based compensation expense	128,121	112,509	482,300	363,154
Plus: Amortization of acquired intangibles	2,195	2,163	8,866	7,575
Plus: Employer payroll taxes on employee stock transactions	8,594	3,049	32,541	14,246
Non-GAAP operating income	$166,652	$83,093	$490,243	$326,280
GAAP operating margin	5%	(7)%	(2)%	(4)%
Non-GAAP operating margin	28%	18%	23%	19%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income (loss)
GAAP net income (loss)	$53,993	$(29,034)	$48,568	$(50,160)
Plus: Stock-based compensation expense	128,121	112,509	482,300	363,154
Plus: Amortization of acquired intangibles	2,195	2,163	8,866	7,575
Plus: Employer payroll taxes on employee stock transactions	8,594	3,049	32,541	14,246
Plus: Amortization of issuance costs	849	844	3,388	3,369
Non-GAAP net income before non-GAAP tax adjustments	$193,752	$89,531	$575,663	$338,184
Income tax effects and adjustments(1)	38,101	16,289	111,672	61,468
Non-GAAP net income after non-GAAP tax adjustments	$155,651	$73,242	$463,991	$276,716
Net income per share before non-GAAP tax adjustments - basic	$0.59	$0.28	$1.78	$1.07
Net income per share before non-GAAP tax adjustments - diluted	$0.55	$0.26	$1.64	$0.98

Net income per share after non-GAAP tax adjustments - basic	$0.47	$0.23	$1.43	$0.88
Net income per share after non-GAAP tax adjustments - diluted	$0.44	$0.21	$1.32	$0.80

Shares used in non-GAAP net income per share calculations:
Basic	328,895	317,348	324,033	315,410
Diluted	352,907	345,009	350,292	345,727

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$220,226	$114,441	$659,954	$418,407
Less: Purchases of property and equipment	(10,395)	(10,054)	(27,586)	(35,261)
Less: Capitalized software development costs	(8,541)	(8,036)	(34,820)	(29,628)
Free cash flow	$201,290	$96,351	$597,548	$353,518
Free cash flow margin	34%	21%	28%	21%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.